--------------------------------------------------------------------------------






                            ------------------------




                             USINTERNETWORKING, INC.





                               10% NOTES DUE 2005




                            ------------------------





                                    INDENTURE

                          Dated as of           , 2002
                                      ----------





                              THE BANK OF NEW YORK

                                     Trustee





                            ------------------------








--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

        TRUST INDENTURE ACT SECTION                                                     INDENTURE SECTION
        ---------------------------                                                     -----------------
          310(a)(1)..............................................................              6.10
             (a)(2)..............................................................              6.10
             (a)(3)..............................................................              N.A.
             (a)(4)..............................................................              N.A.
             (a)(5)..............................................................              6.10
             (b).................................................................              6.10
             (c).................................................................              N.A.
          311(a).................................................................              6.11
             (b).................................................................              6.11
             (c).................................................................              N.A.
          312(a).................................................................              2.05
             (b).................................................................              9.03
             (c).................................................................              9.03
          313(a).................................................................              6.06
             (b)(1)..............................................................              N.A.
             (b)(2)..............................................................           6.06; 6.07
             (c).................................................................           6.06; 9.02
             (d).................................................................              6.06
          314(a).................................................................        4.03; 9.02; 9.05
             (b).................................................................              N.A.
             (c)(1)..............................................................              9.04
             (c)(2)..............................................................              9.04
             (c)(3)..............................................................              N.A.
             (d).................................................................              N.A.
             (e).................................................................              9.05
             (f).................................................................              N.A.
          315(a).................................................................              6.01
             (b).................................................................           6.05, 9.02
             (c).................................................................              6.01
             (d).................................................................              6.01
             (e).................................................................              5.11
          316(a) (last sentence).................................................              2.09
             (a)(1)(A)...........................................................              5.05
             (a)(1)(B)...........................................................              5.04
             (a)(2)..............................................................              N.A.
             (b).................................................................              5.07
             (c).................................................................              2.12
          317(a)(1)..............................................................              5.08
             (a)(2)..............................................................              5.09
             (b).................................................................              2.04
          318(a).................................................................              9.01
             (b).................................................................              N.A.
             (c).................................................................              9.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                                     ARTICLE 1.
                                           DEFINITIONS AND INCORPORATION
                                                    BY REFERENCE

   Section 1.01       Definitions.................................................................................1
   Section 1.02       Other Definitions...........................................................................3
   Section 1.03       Incorporation by Reference of Trust Indenture Act...........................................3
   Section 1.04       Rules of Construction.......................................................................4

                                                     ARTICLE 2.
                                                     THE NOTES

   Section 2.01       Form and Dating.............................................................................4
   Section 2.02       Execution and Authentication................................................................5
   Section 2.03       Registrar and Paying Agent..................................................................5
   Section 2.04       Paying Agent to Hold Money in Trust.........................................................6
   Section 2.05       Holder Lists................................................................................6
   Section 2.06       Transfer and Exchange.......................................................................6
   Section 2.07       Replacement Notes...........................................................................9
   Section 2.08       Outstanding Notes...........................................................................9
   Section 2.09       Treasury Notes.............................................................................10
   Section 2.10       Temporary Notes............................................................................10
   Section 2.11       Cancellation...............................................................................10
   Section 2.12       Defaulted Interest.........................................................................10

                                                     ARTICLE 3.
                                                     PREPAYMENT

   Section 3.01       Notices to Trustee.........................................................................10
   Section 3.02       Selection of Notes to Be Prepaid...........................................................11
   Section 3.03       Notice of Prepayment.......................................................................11
   Section 3.04       Effect of Notice of Prepayment.............................................................12
   Section 3.05       Deposit of Prepayment......................................................................12
   Section 3.06       Notes Prepaid in Part......................................................................12
   Section 3.07       Optional Prepayment........................................................................12
   Section 3.08       No Mandatory Prepayment....................................................................12

                                                     ARTICLE 4.
                                                     COVENANTS

   Section 4.01       Payment of Notes...........................................................................13
   Section 4.02       Maintenance of Office or Agency............................................................13
   Section 4.03       Compliance Certificate.....................................................................13
   Section 4.04       Stay, Extension and Usury Laws.............................................................14
   Section 4.05       Corporate Existence........................................................................14

                                                     ARTICLE 5.
                                               DEFAULTS AND REMEDIES

   Section 5.01       Events of Default..........................................................................14
   Section 5.02       Acceleration...............................................................................15
   Section 5.03       Other Remedies.............................................................................15


   Section 5.04       Waiver of Past Defaults....................................................................15
   Section 5.05       Control by Majority........................................................................16
   Section 5.06       Limitation on Suits........................................................................16
   Section 5.07       Rights of Holders of Notes to Receive Payment..............................................16
   Section 5.08       Collection Suit by Trustee.................................................................16
   Section 5.09       Trustee May File Proofs of Claim...........................................................16
   Section 5.10       Priorities.................................................................................17
   Section 5.11       Undertaking for Costs......................................................................17

                                                     ARTICLE 6.
                                                      TRUSTEE

   Section 6.01       Duties of Trustee..........................................................................18
   Section 6.02       Rights of Trustee..........................................................................18
   Section 6.03       Individual Rights of Trustee...............................................................19
   Section 6.04       Trustee's Disclaimer.......................................................................19
   Section 6.05       Notice of Defaults.........................................................................20
   Section 6.06       Reports by Trustee to Holders of the Notes.................................................20
   Section 6.07       Compensation and Indemnity.................................................................20
   Section 6.08       Replacement of Trustee.....................................................................21
   Section 6.09       Successor Trustee by Merger, etc...........................................................21
   Section 6.10       Eligibility; Disqualification..............................................................22
   Section 6.11       Preferential Collection of Claims Against Company..........................................22
   Section 6.12       Pari-Passu Indenture.......................................................................22

                                                     ARTICLE 7.
                                          AMENDMENT, SUPPLEMENT AND WAIVER

   Section 7.01       Without Consent of Holders of Notes........................................................22
   Section 7.02       With Consent of Holders of Notes...........................................................23
   Section 7.03       Compliance with Trust Indenture Act........................................................24
   Section 7.04       Revocation and Effect of Consents..........................................................24
   Section 7.05       Notation on or Exchange of Notes...........................................................24
   Section 7.06       Trustee to Sign Amendments, etc............................................................24

                                                     ARTICLE 8.
                                             SATISFACTION AND DISCHARGE

   Section 8.01       Satisfaction and Discharge.................................................................25
   Section 8.02       Application of Trust Money.................................................................25

                                                     ARTICLE 9.
                                                   MISCELLANEOUS

   Section 9.01       Trust Indenture Act Controls...............................................................26
   Section 9.02       Notices....................................................................................26
   Section 9.03       Communication by Holders of Notes with Other Holders of Notes..............................27
   Section 9.04       Certificate and Opinion as to Conditions Precedent.........................................27
   Section 9.05       Statements Required in Certificate or Opinion..............................................28
   Section 9.06       Rules by Trustee and Agents................................................................28
   Section 9.07       No Personal Liability of Directors, Officers, Employees and Stockholders...................28
   Section 9.08       Governing Law..............................................................................28
   Section 9.09       No Adverse Interpretation of Other Agreements..............................................28
   Section 9.10       Successors.................................................................................29
   Section 9.11       Severability...............................................................................29


   Section 9.12       Counterpart Originals......................................................................29
   Section 9.13       Table of Contents, Headings, etc...........................................................29


                                                      EXHIBITS

Exhibit A       FORM OF NOTE


         INDENTURE dated as of [__________], 2002 between USinternetworking, Inc., a Delaware corporation (the "Company") and The Bank of New York, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10% Notes due 2005 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01    Definitions.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" will have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means:

                (1) with respect to a corporation, the board of directors of the corporation;

                (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

                (3) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Business Day" means any day other than a Legal Holiday.

         "Company" means USinternetworking, Inc., the issuer, and any and all successors thereto.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 9.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Global Notes" means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto issued in accordance with
Section 2.01 or 2.06 hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(f)(1), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Holder" means a Person in whose name a Note is registered.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 9.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
9.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means a Person who has an account with the Depositary.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other agency.

         "Plan" means the Joint Chapter 11 Plan of Reorganization of the Company and its subsidiaries, Admiral Management Company LLC, GEMC Properties LLC, Riva Canyon LLC and Shore Services LLC, dated as of January 28, 2002, as amended, modified or otherwise supplemented through the Effective Date (as defined therein), filed in the United States Bankruptcy Court for the District of Maryland (Baltimore Division) under Case No. 02-5-0215-SD through 025-5-0219-SD.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

         "Subsidiary" of any Person means another Person of which such first Person (individually or together with any other Subsidiary), directly or indirectly, owns more than 50% of the voting power of the equity securities or equity interests.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

Section 1.02      Other Definitions.

                                                                                                Defined in
        Term                                                                                      Section
        ----                                                                                      -------
        "Authentication Order"..............................................................       2.02
        "Event of Default"..................................................................       5.01
        "Paying Agent"......................................................................       2.03
        "Registrar".........................................................................       2.03

Section 1.03      Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction.

         Unless the context otherwise requires:

                (1) a term has the meaning assigned to it;

                (2) "or" is not exclusive;

                (3) words in the singular include the plural, and in the plural include the singular;

                (4) "will" and "shall" shall be interpreted to express a command;

                (5) provisions apply to successive events and transactions; and

                (6) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01    Form and Dating.

(a)      General.

         The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law or usage. Each Note will be dated the date of its authentication. The issuance of the Notes to each Holder shall be in principal amounts and at such times as provided in the Plan (including with respect to persons holding beneficial interests in Notes through such Holder).

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, prepayments and transfers of interests therein in accordance with this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02    Execution and Authentication.

         Two Officers must sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.



         The Company initially appoints [_______________] to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06    Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Subject to Section 2.06(h)(6), no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers of beneficial interests in a Global Note.

         (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to
Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note, if at such time a Global Note is outstanding, or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note, if at such time a Global Note is outstanding. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note.

         (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture in substantially the following form unless specifically stated otherwise in the applicable provisions of this Indenture.

                (1) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF USINTERNETWORKING, INC."

                (2) Note Legend. Each Note shall bear legends in substantially the following forms:

"UNDER THE INDENTURE GOVERNING THIS NOTE, NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS NOT A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (A "QIB")).

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT IS A QIB."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

                (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 7.05 hereof).

                (3) The Registrar will not be required to register the transfer of or exchange any Note selected for prepayment in whole or in part, except the unpaid portion of any Note being prepaid in part.

                (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (5) The Company will not be required:

                        (A) to issue, to register the transfer of or to exchange
                any Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for prepayment under Section 3.02 hereof and ending at the close of business on the day of selection;

                        (B) to register the transfer of or to exchange any Note
                selected for prepayment in whole or in part, except the unpaid portion of any Note being prepaid in part; or

                        (C) to register the transfer of or to exchange a Note
                between a record date and the next succeeding payment date.

                (6) Prior to any transfer of a Global Note or Definitive Note, each transferee and, if requested, each transferor, must deliver to the Registrar a certificate, signed on behalf of the transferee or transferor, as applicable, by two duly authorized officers of the transferee or transferor, as applicable (in form and substance satisfactory to the Registrar), to the effect that the transferee is a QIB. Prior to any transfer of any beneficial interest in a Global Note, the Depositary must deliver to the Registrar written evidence, reasonably satisfactory to the Registrar, that the transferee is a QIB.

                (7) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (8) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (9) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a prepayment date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment, replacement or cancellation. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to any record retention requirements of applicable law). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date. No such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3.
                                   PREPAYMENT

Section 3.01    Notices to Trustee.

         If the Company elects to prepay Notes pursuant to the optional prepayment provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a prepayment date, an Officers' Certificate setting forth:

                (1) the intent of the Company to prepay Notes pursuant to
         Article III of this Indenture;

                (2) the prepayment date;

                (3) the principal amount of Notes to be prepaid; and

                (4) the prepayment price.

Section 3.02    Selection of Notes to Be Prepaid.

         If fewer than all of the Notes are to be prepaid in an offer to purchase at any time, the Trustee will select Notes for prepayment on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         The Trustee will promptly notify the Company in writing of the Notes selected for prepayment and, in the case of any Note selected for partial prepayment, the principal amount thereof to be prepaid. The provisions of this Indenture that apply to Notes called for prepayment or purchase also apply to portions of Notes called for prepayment.

Section 3.03    Notice of Prepayment.

         At least 15 days but not more than 60 days before a prepayment date, the Company will mail or cause to be mailed, by first class mail, a notice of prepayment to each Holder whose Notes are to be prepaid at its registered address, except that prepayment notices may be mailed more than 60 days prior to a prepayment date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 8 of this Indenture.

         The notice will identify the Notes to be prepaid and will state:

                (1) the prepayment date;

                (2) the prepayment price;

                (3) if any Note is being prepaid in part, the portion of the principal amount of such Note to be prepaid and that, after the prepayment date upon surrender of such Note, a new Note or Notes in principal amount equal to the unpaid portion will be issued upon cancellation of the original Note;

                (4) the name and address of the Paying Agent;

                (5) that Notes called for prepayment must be surrendered to the Paying Agent to collect the prepayment price;

                (6) that, unless the Company defaults in making such prepayment, interest on Notes called for prepayment ceases to accrue on and after the prepayment date;

                (7) that the Company is prepaying the identified Notes pursuant to Article III of the Indenture; and

                (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         The Trustee will give the notice of prepayment in the Company's name and at its expense, if the Company delivers to the Trustee, at least 30 days prior to the prepayment date, a written request for the Trustee to give such notice. Any such written request will set forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Prepayment.

         Once notice of prepayment is mailed in accordance with Section 3.03 hereof, Notes (or the applicable portion thereof) called for prepayment become irrevocably due and payable on the prepayment date at the prepayment price.

Section 3.05    Deposit of Prepayment.

         No later than the prepayment date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the prepayment price of, and (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) accrued interest on, all Notes to be prepaid on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the prepayment price of, and accrued interest on, all Notes to be prepaid.

         If the Company complies with the provisions of the preceding paragraph, on and after the prepayment date, interest will cease to accrue on the Notes or the portions of Notes called for prepayment. If a Note is prepaid on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for prepayment is not so paid upon surrender for prepayment because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the prepayment date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

Section 3.06      Notes Prepaid in Part.

         Upon surrender of a Note that is prepaid in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unpaid portion of the Note surrendered.

Section 3.07    Optional Prepayment.

                (a) The Company may, at its option, prepay up to 100% of the aggregate principal amount, plus accrued and unpaid interest, if any, of Notes issued under this Indenture without any premium or penalty.

                (b) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08    No Mandatory Prepayment.

         The Company is not required to make prepayments with respect to the Notes.

                                    ARTICLE 4.
                                    COVENANTS

Section 4.01      Payment of Notes.

         The Company will pay or cause to be paid the principal and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. In respect of any Notes issued under the Plan after one or more Payment Dates have occurred, principal and interest otherwise payable on such Payment Dates will not be due until, and will be deemed to be timely paid if paid on or promptly after, the date of issuance of such Notes. No additional interest shall accrue or be payable as a result of any delay in receipt of principal and interest due on any Payment Date resulting from the issuance of Notes occurring after one or more Payment Dates.

         The Company will pay interest on overdue principal at the rate of 11% per annum to the extent lawful; it will pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, but no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Compliance Certificate.  The Company shall deliver to the
Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.04    Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05    Corporate Existence.

         The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

                                   ARTICLE 5.
                              DEFAULTS AND REMEDIES

Section 5.01    Events of Default.

         Each of the following is an "Event of Default":

                (1) the Company defaults for 30 days in the payment when due of interest on the Notes;

                (2) the Company defaults in the payment when due (at maturity or otherwise) of the principal of the Notes;

                (3) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the Trustee or the Holders of at least 50% in aggregate principal amount of the Notes then outstanding voting as a single class;

                (4) other than in connection with the Plan and related proceedings, the Company or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                        (A) commences a voluntary case,

                        (B) consents to the entry of an order for relief against
                it in an involuntary case,

                        (C) consents to the appointment of a custodian of it or
                for all or substantially all of its property, or

                        (D) makes a general assignment for the benefit of its
                creditors; or

                (5) other than in connection with the Plan and related proceedings, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any of its
                Significant Subsidiaries in an involuntary case;

                        (B) appoints a custodian of the Company or any of its
                Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

                        (C) orders the liquidation of the Company or any of its
                Significant Subsidiaries;

                and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 5.02    Acceleration.

         In the case of an Event of Default specified in clause (4) or (5) of
Section 5.01, with respect to the Company or any of its Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any Event of Default specified in clause
(1) or (2) of Section 5.01 occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If any Event of Default specified in clause (3) of Section 5.01 occurs and is continuing, the Trustee or the Holders of at least 50% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. The Trustee (in the event Holders of a majority in aggregate principal amount of the then outstanding Notes have not declared the Notes to be due and payable immediately) or Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

Section 5.03    Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04    Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes; provided, however, that the Trustee (in the event Holders of a majority in aggregate principal amount of the then outstanding Notes have not declared the Notes to be due and payable immediately) or Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this

Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05    Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 5.06    Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 50% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 5.07    Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, and interest on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08    Collection Suit by Trustee.

         If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09    Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien and security interest on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10    Priorities.

         If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 6.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.10.

Section 5.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 6.
                                     TRUSTEE

Section 6.01    Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (1) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 6.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 6.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 6.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

Section 6.04      Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the

Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 6.05    Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 6.06    Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed, if any, in accordance with TIA Section 313(d). The Company will promptly notify the Trustee if and when the Notes are listed on any stock exchange.

Section 6.07    Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 6.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company under this Section 6.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 6.07, the Trustee will have a lien and security interest prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien and security interest will survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(4) or (5), the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA Section 313(b)
(2) to the extent applicable.

Section 6.08    Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 6.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee at any time by notifying the Trustee in writing.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 6.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee after all sums owing to the Trustee hereunder have been paid and subject to the lien and security interest provided for in Section 6.07(d) hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under Section 6.07 hereof will continue for the benefit of the retiring Trustee.

Section 6.09    Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 6.10    Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 6.11    Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.12    Pari-Passu Indenture.

         This Indenture is pari passu to (1) the Indenture, dated as of the date of this Indenture, between the Company and the Trustee with respect to the Company's 8% Notes Due 2008, and (2) the Indenture, dated as of the date of this Indenture, between the Company and the Trustee with respect to the Company's 10% Notes Due 2004.

                                   ARTICLE 7.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01    Without Consent of Holders of Notes.

         Notwithstanding Section 7.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                (1) to cure any ambiguity, defect or inconsistency;

                (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                (3) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company;

                (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

                (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                (6) to provide for the issuance of additional Notes in accordance with the Plan and the limitations set forth in this Indenture as of the date hereof.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
6.02 hereof, the Trustee will join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 7.02    With Consent of Holders of Notes.

         Except as provided below in this Section 7.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this
Section 7.02.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

         It will not be necessary for the consent of the Holders of Notes under this Section 7.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 7.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 7.02 may not (with respect to any Notes held by a non-consenting Holder):

                (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the prepayment of the Notes;

                (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                (4) waive a Default or Event of Default in the payment of principal of or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                (5) make any Note payable in money other than that stated in the Notes;

                (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on, the Notes; or

                (7) make any change in Section 5.04 or 5.07 hereof or in the foregoing amendment and waiver provisions.

Section 7.03    Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 7.04    Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 7.05    Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 7.06    Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 7 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 6.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 9.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 8.
                           SATISFACTION AND DISCHARGE

Section 8.01      Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and, as between the Company and the Holders, all such Notes shall be deemed to be not outstanding, when:

                (1) either:

                        (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                        (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of prepayment or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal and accrued interest to the date of maturity or prepayment;

                (2) such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                (3) the Company has paid (or deposited in accordance with clause
         (1)(b) above) or caused to be paid (or so deposited) all sums payable by it under this Indenture; and

                (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the prepayment date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 8.02 will survive. In addition, nothing in this Section 8.01 will be deemed to discharge those provisions of
Section 6.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 8.02    Application of Trust Money.

         All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01; provided that if the Company has made any payment of principal or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

         Any money held in trust pursuant to Section 8.02 for the payment of the principal or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or Paying Agent with respect to such trust money will thereupon cease; provided, however, that the Trustee or Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                                   ARTICLE 9.
                                  MISCELLANEOUS

Section 9.01    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 9.02    Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         USinternetworking, Inc.
         One USi Plaza
         Annapolis, Maryland  21401
         Telecopier No.:  (410) 263-8645
         Attention:  Chief Financial Officer

         With a copy to:

         Latham & Watkins
         555 Eleventh Street, N.W., Suite 1000
         Washington, DC  20004
         Telecopier No.:  (202) 637-2201
         Attention:  James F. Rogers, Esq.

         If to the Trustee:

         The Bank of New York
         5 Penn Plaza, 13th Floor
         New York, New York  10286
         Telecopier No.:  (212) 328-7302
         Attention:  Corporate Trust Department

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 9.03    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 9.04    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 9.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 9.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 9.05    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

                (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 9.06    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 9.07    No Personal Liability of Directors, Officers,
                Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 9.08    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 9.09    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 9.10    Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 9.11    Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.12    Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 9.13    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                             [Signatures on following page]

                                   SIGNATURES


Dated as of [           ], 2002
             ----------

                                          USinternetworking, Inc.


                                          By:
                                              ----------------------------
                                              Name:
                                              Title:


Attest:



----------------------------
Name:
Title:





                                          The Bank of New York


                                          By:
                                              ----------------------------
                                              Name:
                                              Title:


Attest:



----------------------------
Authorized Signatory
Date:

                                                                       EXHIBIT A


                                 [Face of Note]
--------------------------------------------------------------------------------
                                                         CUSIP/CINS
                                                                    ------------

                               10% Notes due 2005

No. [001]                                                          $[          ]
                                                                     ----------

                             USINTERNETWORKING, INC.

promises to pay to [           ]
                    ----------

or registered assigns,

the principal sum of [                                         ]
                      ----------------------------------------

in accordance with terms and conditions provided below.

Principal and Interest Payment Dates:  last day of each month,
beginning with [       ], 2002(1)
                ------

Record Dates:  15th day of each month, beginning with [      ] 15, 2002(2)
                                                       -----

Dated:  [            ], 2002
         ------------

                                              USinternetworking, Inc.


                                              By:
                                                 ----------------------------
                                                 Name:
                                                 Title:

                                              By:
                                                 ----------------------------
                                                 Name:
                                                 Title:


                                                          (SEAL)

This is one of the Notes
referred to in the within-mentioned Indenture:

The Bank of New York,
  as Trustee


By:
   ----------------------------------
         Authorized Signatory


--------------------------------------------------------------------------------

-----------------------------
(1) This will be the last day of the first month taking place entirely after the Effective Date.

(2) This will be the month of the first payment date.

                                 [Back of Note]
                               10% Notes due 2005

             [Insert the Global Note Legend, if applicable pursuant
                      to the provisions of the Indenture]

UNDER THE INDENTURE GOVERNING THIS NOTE, NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS NOT A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED (A "QIB")). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER REPRESENTS THAT IT IS A QIB.

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                (1) PRINCIPAL AND INTEREST. USinternetworking, Inc., a Delaware

         corporation (the "Company"), promises to pay interest on the principal amount of this Note other than the Initial Principal Payment at a rate of 10% per annum from [insert the Effective Date of the Plan], 2002 until maturity at June 30, 2005. Simultaneously with the issuance of this Note, the Company will pay 50% of the principal (the "Initial Principal Payment"). On the last day of each month, beginning with [insert the last day of the first full month beginning after the Effective Date of the Plan], or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Payment Date"), the Company will pay the interest that has accrued from the most recent date to which interest has been paid or, if no interest has been paid, from [insert the Effective Date of the Plan], 2002. On each Payment Date beginning with January 2004, the Company will also pay a portion of the principal equal to [insert the amount obtained by dividing 50% of the initial principal by 48]. The Company will pay all unpaid principal and interest on June 30, 2005. The Company will pay interest on overdue principal on demand at the rate of 11% per annum to the extent lawful; it will pay interest on overdue installments of interest on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding the foregoing, if this Note is issued after the occurrence of one or more Payment Dates, the Company shall pay principal, if any, and interest due and payable on such Payment Dates at the time of issuance of this Note. Such payment shall be considered timely and no interest shall be payable as a result of any such delay in receipt of principal and interest due on any Payment Date.

                (2) METHOD OF PAYMENT. The Company will pay principal and interest on the Notes on any Payment Date to the Persons who are registered Holders of Notes at the close of business on the preceding 15th day of the month. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and interest on, all Global Notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                (4) INDENTURE. The Company issued the Notes under an Indenture dated as of [__________], 2002 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company limited to the aggregate principal amount of "Substitute Plan Notes" payable under the Plan.

                (5) NO MANDATORY PREPAYMENT. The Company will not be required to make prepayments with respect to the Notes.

                (6) OPTIONAL PREPAYMENT. The Company may prepay any or all of the Notes at any time without premium or penalty. Notice of prepayment will be mailed at least 15 days but not more than 60 days before the prepayment date to each Holder whose Notes are to be prepaid at its registered address. On and after the prepayment date interest ceases to accrue on Notes or portions thereof called for prepayment.

                (7) TRANSFER, EXCHANGE. The Notes are in registered form without coupons. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, except for the unpaid portion of any Note being prepaid in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be prepaid or during the period between a record date and the corresponding Payment Date.

                (8) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                (9) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to alter certain provisions in the Indenture relating to the Notes in a manner that does not materially adversely affect any Holder of Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation or sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of additional Notes in accordance with the Plan and the limitations set forth in the Indenture.

                (10) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes;
         (ii) default in payment when due of principal of the Notes when the same becomes due and payable at maturity, upon prepayment or otherwise; and (iii) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 50% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture and the Notes; or (iv) the events of bankruptcy or insolvency specified in the Indenture with respect to the Company or any of its Significant Subsidiaries. If any Event of Default specified in clause (i) or (ii) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. If any Event of Default specified in clause (iii) occurs and is continuing, the Trustee or the Holders of at least 50% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency specified in the Indenture, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Trustee (in the event Holders of a majority in aggregate principal amount of the Notes then outstanding have not declared the Notes to be due and payable immediately) or Holders of a majority in aggregate principal amount of the Notes then outstanding may rescind an acceleration and its consequences. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 10 days of an officer becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                (11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                (12) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                (13) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                (14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                (15) CUSIP NUMBERS. The Company may cause CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of prepayment as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of prepayment and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         USinternetworking, Inc.
         One USi Plaza
         Annapolis, Maryland  21401
         Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                             -----------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -----------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
       ---------------

                                 Your Signature:
                                                ----------------------------
                                  (Sign exactly as your name appears
                                  on the face of this Note)

Signature Guarantee*:
                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                           Principal Amount
                           Amount of decrease    Amount of increase in    of this Global Note       Signature of
                           in Principal Amount      Principal Amount        following such       authorized officer
                                   of                      of                  decrease          of Trustee or Note
   Date of Exchange        this Global Note        this Global Note         (or increase)            Custodian
   ----------------        ----------------        ----------------         -------------            ---------




































*   This schedule should be included only if the Note is issued in global form.